Exhibit 10.6

EMPLOYMENT AGREEMENT

THIS AGREEMENT by and among Lucas Energy Inc. (LUCE) ("Company") and William A. Sawyer  (the "Executive"), dated as of the 20th  day of March , 2007.

W T I N E S S E T H

WHEREAS, the company wishes to employ the Executive and wishes to continue to employ the Executive for the period provided for in this Agreement, and the Executive is willing to serve as employee of the Company on the terms and subject to the conditions set herein;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties agree as follows:

1.

Employment.  The Company hereby agrees to employ the Executive, and the Executive hereby agree to be employed with the Company on the terms and subject to the conditions set herein.

2.

Term of Employment.  The term of the Executive's employment under this Agreement (the "Employment Period") shall commence as of the date of this Agreement, and shall end on April 1, 2010 (the date which is 3 years from the date of this Agreement), unless extended or terminated earlier in accordance with Section 5.

3.

Titles and Responsibilities.

(a) Titles.    The Executive shall report and be responsible to the Chief Executive officer of the Company and the Board of Directors of LUCE.

(b)

Responsibilities.  Company hereby engages Executive to provide his exclusive services as COO and Board Member.  Pursuant to the terms and conditions hereof, Executive hereby accepts such engagement.  Executive shall render all services usually and customary rendered by and required of executives similarly employed in the Oil and Gas industry.  Executive shall report only to the Chief Executive Officer of the Company and the Board of Directors of LUCE.

(c)

Place of Performance.    During the Employment Period, the Executive's office shall be located in Houston, TX, except for required business travel consistent with the Executive's position.  The Company shall provide the Executive with an office and other support reasonably appropriate to his duties.

(d)

Business Time.     During the Employment Period, the Executive agrees to devote his full business time during normal business hours to the business and the affairs of the Company and use his best efforts to perform faithfully, diligently and completely the responsibilities assigned to him hereunder, to the extent necessary to discharge such responsibilities, except for (I) time spent serving corporate, civic or charitable boards or committees only if and to the extent not substantially interfering with the performance of such responsibilities, (ii) periods of vacation, disability and sick leave to which he is entitled, and (iii) reasonable activities having a charitable, educational or other public interest purpose.

1.

Compensation.

(a)

Base Salary.   During the Employment Period, the Executive shall receive a minimum annual ("Base Salary") equal to $150,000, payable in accordance with the customary payroll as in effect from time to time for senior executives of the Company.  The Board shall review the Executive's Base Salary for possible increases of such Base Salary in relationship to the goals and performance of the Company and prevailing competitive conditions annually and after the following events occur. (1) public trading/merger and (2) Capital raise of over $5,000,000.

(b)

Stock Grant.  None

(c)

Bonus :  As voted by the board of directors.

Bonus periods are based on calendar years with first period paid on 12/31/07.

(d)

Vacation.  During Employment Period, the Executive shall be entitled to 2 weeks of vacation per year.

(e)

Expenses.    During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable business-related expenses incurred by the Executive in accordance with the policies and procedures of the company as applicable to it's senior executives.

(f)

Other Executive Benefits.  With out limiting the forgoing provisions of this Section 4, during the Employment Period the Executive shall be entitled to participate in or be covered under all compensation, bonus, pension, retirement, and welfare and fringe benefit plans, programs and policies of the Company applicable to senior executives of the company.

(g)

Stock Options.  To the extent Executive receives stock options in the Company, the stock options will accelerate vesting in order to become fully vested upon Executive's termination of his employment for a Change of Control, upon termination of his employment for Good Reason, or upon termination of his employment by the Company Without Cause (as defined below.

5.

Termination.

(a)

Death or Disability.   The Executive's employment pursuant to this Agreement shall terminate automatically upon the Executive's death.  The Company may terminate the Executive's employment for Disability by giving the Executive notice of its intention in accordance with Section 5(e) unless Executive returns to the performance of the essential functions of his employment within 30 days after receipt of such notice.  For purposes of this Agreement,  "Disability" means any physical or mental condition that renders the Executive unable to perform the essential functions of his employment for 90 consecutive days or for a total of 180 days in any 360 consecutive days.

(b)

Voluntary Termination after Change in Control.  Notwithstanding anything in this Agreement to the contrary, the Executive may voluntarily terminate his employment at any time, after a Change in Control, (I) for any reason upon six months' written notice to the Company, or (ii) if termination is for Good Reason or on account of the Executive's serious illness, upon written notice pursuant to Section 5(e) but without any notice period.  In the event of any termination pursuant to this Section 5(b), the executive shall have no further obligation to the Company under this Agreement, except as provided in Section 9.

(c)

Cause.  The Company may terminate the Executive's employment for Cause.  For purposes of this agreement "Cause" means:

Executive's engaging in gross misconduct materially and demonstrably injurious to the Company; failure to perform the services hereunder; violation of any written resolution adopted by the Company's Board of Directors or Executive Committee; or conviction by final judgement of a felony constituting fraud, theft, embezzlement or homicide.

(d)

Good Reason.  The executive may terminate his employment for Good Reason.  For purposes of this Agreement, "Good Reason" means (I) a material reduction in the nature or scope of the Executive's position, title, status, authority, duties, powers, or functions on the date of this Agreement; (ii) the assignment to the Executive of any material duties which are not commensurate with or at least as prestigious as the Executive's duties and responsibilities as contemplated by this Agreement; (iii) a material breach by the Company of any of the provisions of this Agreement; (iv) the relocation of the Company's principle executive offices to a location outside San Francisco Bay Area; or (v) the failure by the Company to obtain an agreement, reasonably satisfactory to the Executive, from any successor to assume and agree to perform this Agreement, as contemplated by section 12(b).  After a Change in Control, in addition to items (I) through (v), "Good Reason" shall include (vi) a determination by the Executive, in his sole discretion, during the 30-day period commencing 180 days following Change in Control he can no longer effectively perform his duties.

(e)

Notice of Termination.  Any termination by the Company for Cause or Disability or by the Executive for Good Reason shall be communicated by a written notice (a "Notice of Termination") to the other party hereto given in accordance with section 13(d).  A "Notice of Termination"  shall set forth in reasonable detail the events giving rise to such termination.

(f)

Date of Termination. For purposes of this Agreement, the term "Date of Termination" means (I) in the case of termination for Disability, 30 days after Notice of Termination is given (provided that the Executive shall have not returned to full-time performance of his duties during such 30 day period); (ii) in the case of termination for Cause, a date specified in the Notice of Termination (which shall not be less than 30 days nor more than 60 days from the date such Notice of Termination is given); (iii) in the case of any other termination for which a Notice of Termination is required, the date of receipt of such Notice of Termination or, if later, the date specified therein, as the case may be; and (iv) in all other cases, the actual date on which the Executive's employment terminates during the Employment Period.

(g)

Guarantee.  The Company irrevocably guarantees the payment of one year of Executive's Base Salary in the event of a termination of Executive's employment with the Company pursuant to Section 5(b), 5(d) or 5(e) (the "Guaranteed Obligations").  The Company's guarantee shall cover any amendment or modification to this Agreement, unless such amendment specifically deletes this section.  The Company here by waives: any right to require Executive to pursue a remedy before proceeding against the Company (provided that Executive shall first provide the Company with 30 days written notice and a reasonable opportunity to cure); (ii) subject to the preceding clause (i), demand, diligence, presentment and notices of protest, dishonor and nonpayment; and (iii) rights of subrogation or reimbursement.

6.

Noncom petition.

(a)

Scope.  In the case of the Executive’s termination of employment, including due to the expiration of the Employment Period, the Executive shall not, for one year following the Date of Termination, (a) divert any competitor of the Company in the business conducted by the Company (the “Designated Industry”) any active project of the Company; or (b) solicit or encourage any officer, Employee or consultant of the Company to leave their employ for employment by or with any competitor of the Company in the Designated Industry.  If at any time the provisions of this Section 6 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to  area, duration  or scope of activity, this Section 6 shall be considered divisible and shall become and be immediately amended to apply only to such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Executive agrees that this Section 6 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.  Nothing in this section 6 shall prevent or restrict the Executive from engaging in any business or industry other than the Designated Industry in any capacity.

(b)

Irreparable Harm. The executive agrees that any remedy at law for any breach of this section 6 shall be inadequate and that the Company shall be entitled to adjunctive relief.

7.

Arbitration.  If a dispute arises between the parties respecting the terms of this Agreement or Executive’s employment with the Company, including, without limitation, any dispute with respect to the validity of this Agreement or this arbitration clause, such dispute shall be finally resolved by binding arbitration as follows.  Any party may require that the dispute be submitted to binding arbitration, and in such event dispute shall be settled by arbitration in accordance with the commercial Arbitration Rules of the American Arbitration Association.  If a matter is submitted to arbitration, each of the parties shall choose one arbitrator.  The arbitrators selected by the two parties shall choose a third arbitrator who shall act as chairman and shall be an attorney and a member of the panel of the American Arbitration Association.  Each party shall agree to a speedy hearing upon the matter in dispute and the judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  The place of arbitration shall be California.  Notwithstanding anything to the contrary contained herein, no discovery shall be permitted in the arbitration proceeding.

8.

        Successors.

(a)

This agreement is personal to the Executive and, without written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution.  This Agreement shall insure the benefit of and be enforceable by the Executive’s legal representatives.

(b)

This agreement shall insure to the benefit of and be binding upon Company and its successors.  The Company shall require any successor to all or substantially all of the business and/or assets of the Company, weather direct or indirect, by an agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement.

9.

       Miscellaneous.

(a) Withholding.  Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed.

Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of California, applied without reference to principles of conflict of laws.

(c)

Amendments. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

(d)

Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered or mailed to the other party by registered or certified mail, return receipt requested, postage paid, addressed as follows:

Or to such other address as either party shall have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only when actually received by the addressee.

(e)

Sever ability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this agreement

(f)

Waiver.  Waiver by any party hereto of any breach or default by any other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.

(g)

Entire Agreement. This agreement constitutes the entire agreement between the parties hereto with respect to matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties unless it is in writing and signed by the party against whom enforcement is sought.   All prior and contemporaneous agreements and understandings between the parties with respect to the subject matter of this Agreement are superseded by this Agreement.

(h)

Survival. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

(i)

Captions and References. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.  References in this Agreement to a section number are references to sections of the Agreement unless otherwise specified.

(j)

Consent to Jurisdiction.  Each of the parties to this Agreement hereby submits to the exclusive jurisdiction of the courts of the State of California and the Federal courts of the United States of America located in such state solely in respect of the interpretation of the provisions of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation and enforcement of this Agreement that it is not subject thereto; that such action, suit or proceeding may not be brought or is not maintainable in said courts; that this Agreement may not be enforced in or by said courts that its property is exempt or immune from execution; that the suite, action or proceeding is brought in an inconvenient forum; or that the venue of the suit, action or proceeding is improper.  Each of the parties agrees that service of process in any such action suite or proceeding shall be deemed in every respect effective service of process upon it if given in the manner set fourth in Section 13(d).

(k)

Legal Fees. The Executive shall be entitled to reimbursement by the Company for all reasonable fees and expenses incurred by him in connection with the initial review of this Agreement.  Such payments, which shall be made on an ongoing basis after the Executive submits an invoice or other reasonably appropriate documentation relating there to the company.

IN WITNESS WHEREOF, the Executive has hereunto set his hand and the Company has caused this Agreement to be executed in its name on its behalf all as of the day and year first from above.

James J. Cerna Jr.

March 20, 2007

/s/ WILLIAM A. SAWYER

William A. Sawyer